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                                   Exhibit 1.8


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
Industry Canada            Industrie Canada                     FORM 4                              FORMULE 4
                                                          ARTICLES OF AMENDMENT              CLAUSES MODIFICATRICES
Canada Business            Loi canadienne su              (SECTION 27 OR 171)                  (ARTICLE 27 OU 171)
Corporations Act           les societes par actions

1 - Name of Corporation  - Denomination de la societe         2. - Corporation No.  - No de la societe

         ISEE3D INC.                                                     3424545

3 - The articles of the above-named corporation are           Les statuts de la societe mentionnee ci-dessus sont
    amended as follows:                                       modifies de la facon suivante:

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         To amend the articles of the Corporation to provide that the Board may appoint one or more directors between annual meetings of shareholders, who shall hold office for a term expiring not later than the close of the next annual meeting of shareholders, but that the total number of directors so appointed may not exceed one third of the number of directors elected at the previous annual meeting of shareholders.









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
Date                       Signature                      Title - Titre

Feb. 25, 2000                                                       Chairman & CEO

                                                           FOR DEPARTMENTAL USE ONLY - A L'USAGE DU MINISTERE
                                                                                        SEULEMENT
                                                           Filed - Deposee
                                                                            FEB 29 2000
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Canada